POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard H. Moore, Eric P. Credle and Anna G. Hollers, and each of them, with full power of substitution, resubstitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable First Bancorp (the “Company”) to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirement of the Securities and Exchange Commission in respect thereof, in connection with the registration of securities under the Act, including the Company’s Common Stock and Series C Convertible Perpetual Preferred Stock, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a director and/or officer of the Company) to the Registration Statement on Form S-3 or such other available form as may be approved by the officers of the Company, and to any and all amendments, including post-effective amendments, to such Registration Statements (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Act), and to any and all instruments or documents filed as part of or in connection with such Registration Statements or any amendments thereof; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

This the 29th day of January, 2013.

/s/ Daniel T. Blue, Jr.	/s/ Jack D. Briggs
Daniel T. Blue, Jr.	Jack D. Briggs

/s/ R. Walton Brown	/s/ David L. Burns
R. Walton Brown	David L. Burns

/s/ John F. Burns	/s/ Mary Clara Capel
John F. Burns	Mary Clara Capel

/s/ James C. Crawford, III	/s/ R. Winston Dozier
James C. Crawford, III	R. Winston Dozier

/s/ James G. Hudson, Jr.	/s/ Jerry L. Ocheltree
James G. Hudson, Jr.	Jerry L. Ocheltree

/s/ George R. Perkins, Jr.	/s/ Thomas F. Phillips
George R. Perkins, Jr.	Thomas F. Phillips

/s/ Frederick L. Taylor II	/s/ Virginia C. Thomasson
Frederick L. Taylor II	Virginia C. Thomasson

/s/ Dennis A. Wicker	/s/ John C. Willis
Dennis A. Wicker	John C. Willis